Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Hainan Sirius Acquisition Corp. (the “Company”) on Amendment No. 1 to Form S-1 to be filed on November 3, 2023, of our report dated September 11, 2023, with respect to our audit of the financial statements of the Company as of July 12, 2023, and for the period May 16, 2023 (inception) through July 12, 2023. We also consent to the reference to our Firm under the heading “Experts”.

/s/ Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

November 3, 2023